As filed with the Securities and Exchange Commission on May 20, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware		72-1123385
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Newpark Resources, Inc. Amended and Restated 2015 Employee Equity Incentive Plan
Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan
(Full title of the plans)

Edward Chipman Earle
Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Secretary
Newpark Resources, Inc.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share
To be issued pursuant to the Newpark Resources, Inc. Amended and Restated 2015 Employee Equity Incentive Plan	2,000,000	$3.45	(2)	$6,900,000	(2)	$752.79
To be issued pursuant to the Newpark Resources, Inc. Non-Employee Directors’ Restricted Stock Plan	200,000	$3.45	(2)	$690,000	(2)	$75.28
Total	2,200,000	N/A		$7,590,000		$828.07
(1) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional shares, par value $0.01 per share (the “Common Stock”) of Newpark Resources, Inc. (the “Registrant”) that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 17, 2021.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Newpark Resources, Inc. (the “Registrant”), relating to 2,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) issuable pursuant to the Newpark Resources, Inc. Amended and Restated 2015 Employee Equity Incentive Plan (the “Employee Plan”) and 200,000 shares of Common Stock issuable pursuant to the Newpark Resources, Inc. Non-Employee Directors’ Restricted Stock Plan (the “Director Plan”).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on May 23, 2019 (Registration No. 333-231715), May 18, 2017 (Registration No. 333-218072), May 19, 2016 (Registration No. 333-211459) and May 22, 2015 (Registration No. 333-204403) which relate to the Employee Plan and on May 22, 2014 (Registration No. 333-196164) which relates to the Director Plan are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of Newpark Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K405 for the year ended December 31, 1998 filed on March 31, 1999).
4.2	Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of Newpark Resources, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 1999).
4.3
Certificate of Designation of Series B Convertible Preferred Stock of Newpark Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2000).

4.4
Certificate of Rights and Preferences of Series C Convertible Preferred Stock of Newpark Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2001).

4.5
Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2020).

4.6
Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

4.7
Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2016).

4.8	Amended and Restated Bylaws of Newpark Resources, Inc. dated August 12, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 14, 2020).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP, regarding the legality of securities
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)
99.1
Amendment No. 1 to the Newpark Resources, Inc. Amended and Restated 2015 Employee Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement filed on April 8, 2021).

99.2	Newpark Resources, Inc. Amended and Restated 2015 Employee Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement filed on April 8, 2021).
99.3
Amendment No. 1 to the Newpark Resources, Inc. 2014 Non-Employee Directors' Restricted Stock Plan (incorporated by reference to Appendix C to the Registrant’s definitive proxy statement filed on April 8, 2021).

99.4	Newpark Resources, Inc. 2014 Non-Employee Directors' Restricted Stock Plan (incorporated by reference to Appendix D to the Registrant’s definitive proxy statement filed on April 8, 2021).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 20, 2021.

NEWPARK RESOURCES, INC.

By:	/s/ Paul L. Howes
Paul L. Howes
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Chipman Earle and Paul L. Howes, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signatures	Title	Date

/s/ Paul L. Howes	President, Chief Executive Officer and Director	May 20, 2021
Paul L. Howes	(Principal Executive Officer)

/s/ Gregg S. Piontek	Senior Vice President and Chief Financial Officer	May 20, 2021
Gregg S. Piontek	(Principal Financial Officer)

/s/ Douglas L. White	Vice President, Chief Accounting Officer and Treasurer	May 20, 2021
Douglas L. White	(Principal Accounting Officer)

/s/ Anthony J. Best	Chairman of the Board	May 20, 2021
Anthony J. Best

/s/ G. Stephen Finley	Director	May 20, 2021
G. Stephen Finley

/s/ Roderick A. Larson	Director	May 20, 2021
Roderick A. Larson

/s/ Michael A. Lewis	Director	May 20, 2021
Michael A. Lewis

/s/ John C. Mingé	Director	May 20, 2021
John C. Mingé

/s/ Rose M. Robeson	Director	May 20, 2021
Rose M. Robeson